EXHIBIT 10.1
AGREEMENT OF SALE AND PURCHASE
BETWEEN
HINES REIT 2555 GRAND LLC
as Seller
AND

GRAND BOULEVARD ACQUISITION LLC
as Purchaser
pertaining to
2555 Grand Boulevard,
Kansas City, Missouri

EXECUTED EFFECTIVE AS OF
June 10, 2015

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of June 10, 2015 (the “Effective Date”), by and between Hines REIT 2555 Grand LLC, a Delaware limited liability company (“Seller”), and Grand Boulevard Acquisition LLC, a Maryland limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Specific Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.1:
“Broker” means CBRE.
“Closing Date” means the date on which the Closing occurs, which date will be July 31, 2015, subject to extension as provided in Section 7.2, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing.
“Contingency Date” means 5:00 p.m. Central Time on June 17, 2015.
“Earnest Money Deposit” means $10,000,000.00, plus all interest earned thereon.
“Final Proration Date” means the date that is nine (9) months following the Closing Date.
“Liability Cap” means $1,535,000.00.
“Liability Floor” means $100,000.00
“Property Approval Period” means the period commencing on the Effective Date and terminating at 5:00 p.m. Central time on the Contingency Date.
“Purchase Price” means $153,500,000.00.
“Survival Period” means the period of time expiring on the date that is nine (9) months after the Closing Date.
“Title Company” means First American Title Insurance Company, 24 Greenway Plaza, Suite 850, Houston, TX 77046, Attention: Elvira Fuentes, telephone: (713) 346-1656 and email: efuentes@firstam.com.
“Title Notice Date” means 5:00 p.m. Central Time on the date that is seven (7) Business Days prior to the Contingency Date.

“Title Response Date” means 5:00 p.m. Central Time on the date that is three (3) Business Days after Seller’s receipt of Purchaser’s Title Notice.
Section 1.2.    Other Definitions. For purposes of this Agreement, the following terms have the meanings set forth in this Section 1.2:
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Assigned Documents” has the meaning ascribed to such term in Section 3.2.
“Assignment of Property Agreements” has the meaning ascribed to such term in Section 10.3(b).
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Breaktime Lease” means (i) the written lease (and any and all written renewals, amendments, modifications and supplements thereto) with the Breaktime Tenant, to the extent identified on Exhibit G, and (ii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date and prior to the Closing Date, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under 7.11(d).
“Breaktime Tenant” means Ki Tae Yu and In Soon Yu.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas or Boston, Massachusetts.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(f).
“Certifying Party” has the meaning ascribed to such term in Section 4.5.
“Claims” has the meaning ascribed to such term in Section 5.6(a).

“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Documents” means any document executed by Seller or Purchaser in connection with this Agreement, including all documents and agreements executed at Closing.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.2, 4.4, 4.7, 4.9, 5.2(d), 5.3, 5.5, 5.6, 7.3, 8.1, 8.2, 9.1, 9.2, 10.3, 10.4 (subject to the limitations therein), 10.6, 10.7, 11.1, 12.1, 13.1, 13.2, 13.3, 14.1, 15.1, and 16.1, and Article XVII.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.9.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 12:00 p.m. (noon) Central Time on the Closing Date.
“Development Agreement” means the Contract, dated April 10, 1967, between Kansas City, Missouri, and Crown Center Redevelopment Corporation, as amended.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Eighth Amendment Commission” means the commission owing to Hines Interests Limited Partnership in connection with the Eighth Amendment to Office Lease for the Tenant Lease, which commission is payable in 2025.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42

U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all other comparable state and local equivalents.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.2.
“Excluded Personal Property” means the property listed on Exhibit B.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(c).
“Governmental Regulations” means all laws, ordinances, statutes, codes, rules, regulations, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction or otherwise applicable to Seller, the Real Property or the Improvements or any portion thereof including, without limitation, those relating to the environment, zoning, construction, occupancy, or fire safety.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements located on the Real Property, excluding any improvements owned by parties (other than Seller) to the Property Agreements. The Improvements include, without limitation, an office building containing approximately 595,607 rentable square feet.
“Independent Consideration” has the meaning ascribed to such term in Section 3.4.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all intangible property owned by Seller and arising from or used in connection with the ownership or operation of the Property, including, without limitation, assignable trade names, trademarks, logos, service marks, and other intellectual property (in each case, if any)

utilized by Seller solely in connection with the ownership, leasing or operation of the Real Property and Improvements (other than the names or variations thereof of Seller, its Affiliates, the property manager and Tenants).
“Leases” means the Tenant Lease and the Breaktime Lease.
“Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“OFAC” has the meaning ascribed so such term in Section 7.3.
“Official Records” means the real property records of Jackson County, Missouri.
“Off-Site Garage” means the parking garage to which Seller has rights under the Property Agreements.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.5.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Person” means any individual, entity or Authority.
“Personal Property” means all equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager or any contractor of Seller, (iv) any equipment or fixtures owned by the parties (other than Seller) to the Property Agreements, (v) the Excluded Personal Property, (vi) the “Wall Drawing #1118” by Sol LeWitt located in the lobby of the Improvements, and (vii) all other Reserved Company Assets.
“Property” has the meaning ascribed to such term in Section 2.1.

“Property Agreements” has the meaning ascribed to such term in Exhibit A.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“REA” has the meaning ascribed to such term in Section 7.4.
“REA Estoppel” has the meaning ascribed to such term in Section 7.4.
“Real Property” means those certain parcels of real property containing approximately two (2) acres and commonly known as 2555 Grand Boulevard, in Kansas City, Missouri, as more particularly described on Exhibit A, and together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property, including any Property Agreements.
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.9.
“Representation Update” has the meaning ascribed to such term in Section 10.3(m).
“Reserved Company Assets” means all cash, cash equivalents (including certificates of deposit), deposits by Seller held by third parties (e.g., utility companies), any right to a real estate tax refund relating to a period entirely prior to the Closing (subject to the prorations and obligations hereinafter set forth), bank accounts, any refund in connection with termination of Seller’s existing insurance policies, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing (but not those relating to the Property), the names “Hines,” “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto.
“Revocable License” means the Revocable License Agreement, dated as of February 29, 2008, regarding the Wall Drawing #1118 by Sol LeWitt.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).

“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).
“Service Contracts” means all service agreements, maintenance contracts, construction contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property, as listed and described on Exhibit C attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e).
“Significant Portion” means damage by fire or other casualty (or loss of value or estimated loss of value) due to condemnation or eminent domain proceedings which are commenced or threatened in writing after the Effective Date but prior to Closing to the Real Property, the Improvements, the Off-Site Garage, or a portion of any of the foregoing (i) requiring repair costs (or resulting loss of value) in excess of an amount equal to three percent (3%) of the Purchase Price, as such repair costs are reasonably estimated in accordance with the terms of Section 9.1, (ii) which permanently and materially impairs, or would permanently and materially impair, the current use of, or access to, the Property, results, or would result, in a permanent taking of any portion of the parking area (including the Off-Site Garage) or any portion of the Improvements, or results, or would result, in a permanent taking of ten percent (10%) or more of the total area of the Property (exclusive of any access roads or streets), or (iii) which permits, or would permit, Tenant to terminate the Tenant Lease, or which results, or would result, in an abatement of rent or any other amounts due thereunder which is not otherwise covered in whole by insurance for Purchaser’s benefit.
“Survey” has the meaning ascribed to such term in Section 6.1.
“Tenant” means Shook, Hardy & Bacon L.L.P., a Missouri limited liability partnership.
“Tenant Estoppel Certificate” has the meaning ascribed to such term in Section 7.2.
“Tenant LOC” means the “Letters of Credit” as defined in, and required under, Article 22 of the Tenant Lease.
“Tenant Lease” means (i) the written lease (and any and all written renewals, amendments, modifications and supplements thereto) with the Tenant, to the extent identified on Exhibit G, and (ii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date and prior to the Closing Date, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d).
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Termination Notice” has the meaning ascribed to such term in Section 5.4.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.5, 4.6, 4.7, 5.2, 5.3, 5.4, 5.5, 5.6, 7.3, 10.6, 11.1, 12.1, 14.1, 15.1, Article XIII and Article XVII.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).

“Title Policy” means an ALTA Extended Owner’s Title Insurance Policy, in the amount of the Purchase Price, issued by the Title Company, insuring that fee simple title to the Property is vested in the Purchaser, subject only to Permitted Exceptions, together with such endorsements as shall be required by the Purchaser and available in the state in which the Real Property is located and otherwise in a form and substance consistent with the PTR, to the extent the Title Company has agreed to issue such policy and endorsements prior to the expiration of the Property Approval Period.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Randy Gensen, Seller’s general property manager, Blake Williams, Seller’s asset manager for the Property and Dan Eifert, Seller’s regional asset manager for the Property, without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1.    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, the following (collectively, the “Property”):
(a)    the Real Property;
(b)    the Improvements; and
(c)    all of Seller’s right, title, and interest in and to (i) the Personal Property; (ii) the Tenant Leases; (iii) the Service Contracts in effect on the Closing Date; (iv) the Licenses and Permits; and (v) the Intangible Personal Property, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required with respect to any item referenced in the foregoing clauses (iii), (iv) or (v), to the extent any necessary consent or approval has been obtained.
Section 2.2.    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property. Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
ARTICLE III
CONSIDERATION
Section 3.1.    Purchase Price. Purchaser shall pay to Seller at Closing the Purchase Price for the Property in lawful currency of the United States of America, payable as provided in Section 3.3.
Section 3.2.    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing, Purchaser shall be deemed to have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller or Seller’s predecessor in title pursuant to the Tenant Lease, Service Contracts, Property Agreements, Licenses and Permits, and Intangible Personal Property assigned to Purchaser (the “Assigned Documents”) and which are to be performed on or subsequent to the Closing Date, and (ii) the Leasing Costs for which Purchaser is responsible under Section 10.4(e). The foregoing assumption by Purchaser shall not release Seller from the claims of third parties arising out of events, contractual obligations, acts, or omissions of Seller that occurred in connection with the ownership or operation of the Property prior to the Closing.

Section 3.3.    Method of Payment of Purchase Price. (a) Provided the Closing Statement has been agreed to by the parties on or before the Business Day preceding the Closing Date, then (b) no later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4), less the Independent Consideration and the Earnest Money Deposit (to the extent the Earnest Money Deposit is applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company, and (b) no later than 2:00 p.m. Central Time on the Closing Date, (i) Purchaser will direct the Title Company to (A) pay to Seller by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (B) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (ii) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, any costs and expenses to be paid by Seller at Closing pursuant to the terms of this Agreement.
Section 3.4.    Independent Consideration. Purchaser shall pay to Seller One Hundred Dollars ($100.00) (the “Independent Consideration”) within three (3) Business Days after the Effective Date. The Independent Consideration is independent of any other consideration or deposits provided for in this Agreement and shall be fully earned by Seller upon the Effective Date and is not refundable to Purchaser under any circumstances. If the Closing is consummated in accordance with this Agreement, the Independent Consideration shall be credited toward the Purchase Price.
ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1.    Earnest Money Deposit. On or before June 15, 2015, Purchaser shall deposit the Earnest Money Deposit with the Title Company, in immediately available federal funds. If this Agreement has terminated pursuant to Section 5.4 prior to the expiration of the Property Approval Period, the Title Company shall return the Earnest Money Deposit to Purchaser, this Agreement shall automatically terminate and, except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement. If Closing occurs, the Earnest Money Deposit shall be applied to the payment of the Purchase Price at Closing. In all other instances, the Title Company shall hold and disburse the Earnest Money Deposit in accordance with this Agreement.
Section 4.2.    Escrow Instructions. Article IV constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the

“Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV.
Section 4.3.    Deposits into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and Independent Consideration (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described in Section 10.3.
Section 4.4.    Close of Escrow. When Purchaser and Seller have delivered the items required by Section 4.3, the Title Company will:
(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.9;
(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)    Disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Purchase Price, as adjusted in accordance with the provisions of this Agreement;
(d)    Deliver the Deed and Assignment of Property Agreements to Purchaser by agreeing to cause the same to be recorded in the Official Records;
(e)    Issue to Purchaser the Title Policy required by Section 6.3;
(f)    Deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and
(g)    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
Section 4.5.    Termination Notices. If at any time the Title Company receives a certificate of either Seller or Purchaser (the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to this Agreement, and (b) a copy of the certificate was delivered to the other party (the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within five (5) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within three (3) Business Days after the expiration of the foregoing five (5) Business

Day period, will deliver the Earnest Money Deposit to the Certifying Party. If the Title Company receives contrary instructions from the Other Party within five (5) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.6.
Section 4.6.    Conflicting Demands of Title Company. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of this Agreement, the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit. Notwithstanding anything in Section 4.5 or Section 4.6 to the contrary, the Title Company shall comply with the unilateral instructions of Purchaser to return the Earnest Money Deposit to Purchaser if Purchaser has terminated this Agreement prior to expiration of the Property Approval Period.
Section 4.7.    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.8.    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing money market account or account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.9.    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (“Code”), and any related reporting requirements of the Code, the Title Company (the “Reporting Person”) hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code. Seller and Purchaser each shall provide to the Reporting Person (a) all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and (b) such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct. Each party shall retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and produce it to the Internal Revenue Service upon a valid request therefor.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1.    Entry and Inspection.
(a)    Through the earlier of the Closing or the termination of this Agreement, subject to the terms of the Tenant Lease and Property Agreements, Purchaser and its authorized agents, representatives, employees, consultants, partners, members and contractors (the “Licensee Parties”) may inspect and investigate the Property and the Off-Site Garage (including, without limitation, inspections of all roofs, electrical, mechanical and structural elements, HVAC systems and other building systems located on or within the Improvements and Off-Site Garage) and may conduct such non-invasive tests (including, without limitation, any soil, water and air sampling analysis or other environmental investigations), evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in connection with Purchaser’s acquisition of the Property. Subject to this Section 5.1, Section 5.2 and Section 5.3, Seller will permit the Licensee Parties the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property, inspect the books and records of Seller with respect to the Property (and to make copies thereof) and interview the Tenant and the Breaktime Tenant; provided Purchaser shall not have the right to communicate with Tenant and the Breaktime Tenant unless interviews and communications are coordinated through Seller and Seller shall have the right to participate in any such interviews and communications. Purchaser will provide to Seller written notice (which notice may be e-mail or telephone to Dan Eifert, at dan.eifert@hines.com, and (513) 721-4300) of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and communication with Tenant. Any soil borings or other invasive tests to the Property which Purchaser proposes to perform shall require the prior written approval of Seller, which approval may be granted or withheld in Seller’s sole and absolute discretion; provided, however, that prior to giving such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. Notwithstanding the foregoing, Purchaser may, without Seller’s consent, conduct a Phase I environmental audit of the Property which includes radon and air sampling without further consent or approval from Seller. If Purchaser or its Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be re-compacted to substantially the same condition as existed immediately before any such borings or other disturbances were undertaken. If Purchaser or its Licensee Parties take any sample from the Property in connection with any testing, Purchaser shall upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing (at Seller’s cost). If the Property or the Off-Site Garage is damaged as a result of Purchaser’s inspections or the actions of any Licensee Parties, Purchaser shall restore the Property or the Off-Site Garage to substantially the same condition as existed immediately prior to such inspections, but in no event later than thirty (30) days after the damage occurs.
(b)    Subject to Section 5.3, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with the transaction contemplated by this Agreement, so long such communications can be conducted without disclosing that a sale of the Property is contemplated; provided, however, Purchaser shall, except with respect to routine requests for information (including, without limitation, in connection with the preparation of a so-called Phase I environmental assessment or a so-called “zoning report” with respect to the Property), provide Seller at least twenty-four (24) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2.    Document Review.
(a)    Seller has made available, or during the Property Approval Period will make available, either by delivery of materials to Purchaser’s representatives or electronic access to the Seller’s data room, the following, to the extent in Seller’s or its property manager’s possession or control, to Purchaser and its Licensee Parties for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Seller’s most currently available rent roll; (iv) operating statements and rent rolls for calendar years 2013, 2014, and year-to-date 2015; (v) copies of Property Agreements, Tenant Lease, Breaktime Lease, Service Contracts, and Licenses and Permits; and (vi) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property (collectively, the “Documents”). In addition, Seller shall promptly make available to Purchaser, either by delivery of materials to Purchaser’s representatives or electronic access to the Seller’s data room, any other materials relating to the Property that may be reasonably requested by Purchaser and that are within the possession or control of Seller or Seller’s property manager. Documents shall not include (1) any document which would be subject to the attorney-client privilege; (2) any document which Seller is obligated to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers (other than the offering memorandum provided to Purchaser); (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates to the extent relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents which are confidential or proprietary (such as Seller’s or Seller’s property manager’s operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); or (7) any materials projecting the future performance of the Property.
(b)    Purchaser acknowledges that any and all of the Documents (including information related to leasing arrangements with existing and prospective Tenants) may be proprietary and confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of

Purchaser’s organization other than its attorneys, partners, accountants, consultants, advisors, Affiliates, lenders or investors, including potential lenders or potential investors (collectively, the “Permitted Outside Parties”) or as otherwise permitted pursuant to Section 12.1. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.
(c)    Upon Seller’s written request, Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Seller with a certified notice of the completion of such destruction.
(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in this Agreement, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser, except as otherwise expressly provided in this Agreement.
Section 5.3.    Entry and Inspection Obligations.
(h)    In entering upon and inspecting or examining the Property and communicating with Tenant, and in addition to the other limitations contained in this Agreement, Purchaser and the other Licensee Parties will (i) use commercially reasonable efforts to not disturb the Tenant or interfere with its use of the Property; (ii) not unreasonably interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by Tenant or any other person or entity; (iv) not injure or otherwise cause bodily harm to Seller, the Tenant, or the Breaktime Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; (v) not permit any liens to attach to the Property; and (vi) not unreasonably interfere with the operation and maintenance of the Off-Site Garage. Purchaser will: (i) maintain comprehensive general liability (occurrence) insurance in an amount not less than $2,000,000.00 and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and (ii) deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property and promptly pay when due the costs of all inspections, entries, samplings and tests and examinations done with regard to the Property.

(i)    Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees but excluding special, punitive, and/or consequential damages), arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of (i) the negligent or willful misconduct of Seller or its agents and employees, or (ii) the mere discovery of any pre-existing condition at the Property by or in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, except to the extent such parties exacerbate any such pre-existing conditions.
Section 5.4.    Property Approval Period. Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser during the Property Approval Period. If Purchaser determines that the Property is not acceptable, or if Purchaser otherwise elects not to proceed with the purchase of the Property for any other reason or no reason, Purchaser shall have the right to terminate this Agreement by the delivery of written notice (“Termination Notice”) to Seller at any time prior to the expiration of the Property Approval Period, TIME BEING OF THE ESSENCE. If Purchaser timely delivers a Termination Notice prior to the expiration of the Property Approval Period, TIME BEING OF THE ESSENCE, then within three (3) Business Days following receipt of such Termination Notice, the Title Company shall return the Earnest Money Deposit to Purchaser in accordance with Purchaser’s written instructions, Purchaser shall pay any reasonable and customary cancellation fees or charges of Title Company and except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement. In the event Purchaser fails to deliver a Termination Notice prior to the expiration of the Property Approval Period, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 5.4 and the parties hereto shall proceed with the transaction contemplated by this Agreement.
Section 5.5.    Sale “As Is”. PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED BY SELLER IN THIS AGREEMENT OR ANY CLOSING DOCUMENT (AS MAY BE LIMITED BY SECTION 16.1 OF THIS AGREEMENT), PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENT, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR MAY BE RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE

MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Upon Closing, Purchaser shall be deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller in this Agreement and any Closing Document, in each case as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Upon Closing, but subject to Seller’s representations in this Agreement and any Closing Document, Purchaser will assume the risk (i) that adverse matters, including adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations and (ii) of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that, except as set forth in this Agreement and any Closing Document (i) all information obtained by Purchaser was obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser; (ii) upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept, the Property, “AS IS, WHERE IS,” with all faults; (iii) there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent, officer, director, employee or attorney of Seller or any third party; (iv) Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person; (v) the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property; and (vi) the disclaimers and other agreements set forth herein are an integral part of this Agreement and Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth in this Agreement. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof.

Section 5.6.    Purchaser’s Release of Seller.
(a)    Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases, except with respect to Closing Surviving Obligations, each of Seller and Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition, including the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Without limiting the foregoing, but expressly excluding Closing Surviving Obligations, Purchaser specifically releases Seller and the Seller Released Parties from any Claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity.
(b)    Purchaser acknowledges that it has (or shall have prior to Closing) inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives, except with respect to Closing Surviving Obligations, any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject, including any rights of contribution or indemnity) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)    Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.

(d)    Notwithstanding anything to the contrary contained in this Agreement, the releases set forth in this Section 5.6 are not intended to, and shall not be construed to, affect or impair (i) any rights or remedies that Purchaser may have under this Agreement against the Seller as a result of any breach of representations, warranties or covenants of Seller expressly set forth in this Agreement or in any Closing Document, subject to the terms and limitations on survival and on Seller’s liability set forth elsewhere in this Agreement, or (ii) any Closing Surviving Obligations.
Section 5.7.    Off-Site Garage. To the extent permitted under the terms of the Property Agreements, Purchaser’s rights and obligations under this Article V shall apply to the Off-Site Garage, but shall be limited by the terms of any applicable Property Agreement.

ARTICLE VI
TITLE AND SURVEY MATTERS
Section 6.1.    Title and Survey. Purchaser has received from the Title Company a preliminary title commitment for the Real Property, dated April 22, 2015 (the “PTR”), and copies of all underlying title documents described in the PTR. Seller has delivered to Purchaser a copy of that certain survey of the Real Property, dated May 12, 2015, prepared by James S. Anderson, PLS #1726 (the “Survey”).
Section 6.2.    Title and Survey Review.
(j)    Purchaser shall have until 5:00 p.m. Central Time on the Title Notice Date to provide written notice (the “Title Notice”) to Seller and the Title Company of any matters shown on the PTR and/or the Survey which are not satisfactory to Purchaser. If Seller has not received such written notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property as shown on the PTR and the Survey, subject only to Seller’s obligations set forth in Section 6.2(d). Except as expressly provided herein, Seller shall have no obligation whatsoever to expend any funds, to undertake any obligations, or otherwise to cure any title objections. If Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than 5:00 p.m. Central Time on the Title Response Date, written notice to Purchaser and Title Company identifying which disapproved items, if any, Seller shall cure (by either having the same removed or by obtaining affirmative insurance to Purchaser’s satisfaction in its reasonable discretion over the same as part of the Title Policy) (“Seller’s Response”). If Seller does not deliver a Seller’s Response prior to the Title Response Date, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until the expiration of the Property Approval Period to (i) deliver a Termination Notice to Seller and Title Company terminating this Agreement, in which event Title Company shall, within three (3) Business Days following receipt of such Termination Notice, return the Earnest Money Deposit to Purchaser in accordance with Purchaser’s written instructions and, except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement, or (ii) waive any such objection to the PTR and the Survey (whereupon such objections shall be deemed Permitted Exceptions). If Seller and Title Company have not received written notice from Purchaser by the Contingency Date, such failure shall be deemed Purchaser’s waiver of all such objections to the PTR and the Survey. Purchaser and Seller acknowledge that the Title Notice and

Seller’s Response have been timely delivered, and Purchaser has waived its right to terminate this Agreement under this Section 6.2(a).
(k)    Purchaser may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title or the Survey (i) raised by the Title Company between the Title Notice Date (or such earlier date as Purchaser has delivered a Title Notice) and the Closing, (ii) not disclosed by the Title Company to Purchaser at least two (2) Business Days prior to the expiration of the Property Approval Period, and (iii) not disclosed by Seller to Purchaser prior to the expiration of the Property Approval Period (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception prior to the date three (3) Business Days after being made aware of the existence of such New Exception and the Closing Date will, if necessary to allow Purchaser such three (3) Business Day period, be extended for up to three (3) Business Days. If Purchaser fails to deliver to Seller a Gap Notice on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be Permitted Exceptions. Seller will have not less than three (3) Business Days from the receipt of Purchaser’s Gap Notice (and, if necessary, Seller may extend the Closing Date to provide for such three (3) Business Day period and for three (3) Business Days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, agree to remove or otherwise obtain affirmative insurance to Purchaser’s satisfaction in its reasonable discretion over the objectionable New Exceptions. If, within the three (3) Business Day period, Seller does not agree to remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, then Purchaser may deliver a Termination Notice to Seller and Title Company terminating this Agreement, in which event Title Company shall, within three (3) Business Days following receipt of such Termination Notice, return the Earnest Money Deposit to Purchaser in accordance with Purchaser’s written instructions and, except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those New Exceptions that Seller has agreed to remove or otherwise affirmatively insure over) will be Permitted Exceptions.
(l)    If Seller timely agrees in Seller’s Response to a Title Notice or in its response to a Gap Notice to attempt to cure any of the objections set forth in such Title Notice or Gap Notice, and if Seller is unable to cure such objections by the Closing Date (as such date may be extended pursuant to Section 6.2(b)), Purchaser shall, on the Closing Date either (i) waive such objections without any abatement in the Purchase Price, or (ii) deliver a Termination Notice to Seller and Title Company terminating this Agreement, in which event Title Company shall, within three (3) Business Days following receipt of such Termination Notice, return the Earnest Money Deposit to Purchaser in accordance with Purchaser’s written instructions and, except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement.
(m)    Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to pay or otherwise discharge any and all exceptions to title to the Real Property and Improvements relating to (i) liens and security interests securing any loan to Seller, including, without limitation, mortgages and deeds of trust and (ii) any other consensual or non-consensual liens or security interests created by documents executed by, or actions or omissions of, Seller other than liens for ad valorem taxes and assessments for the current calendar year.

Section 6.3.    Title Insurance. At the Closing, the Title Company shall issue to Purchaser the Title Policy, subject only to (i) exceptions in the PTR to the extent not objected to or waived by Purchaser pursuant to Section 6.2 (excluding any matters which are to be remedied by Seller pursuant to Section 6.2(d)), (ii) the Property Agreements, (iii) the Tenant Lease and the Breaktime Lease, (iv) the Licenses and Permits, (v) any taxes and assessments for the year of Closing and subsequent years not yet due and payable as of the Closing, (vi) all matters shown on the Survey, any updates thereto, which are not objected to or waived by Purchaser in accordance with Section 6.2, (vii) any liens or claims of liens for work, services, labor or materials performed or supplied by, for, or on behalf of Tenant or the Breaktime Tenant by parties other than Seller, and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”).
Section 6.4.    Title Affidavits, Etc. At the Closing, Seller shall execute and deliver an owner’s affidavit in the form attached hereto as Exhibit M.
ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1.    Interim Operating Covenants. Seller will, from the Effective Date until Closing:
(n)    continue to operate and maintain the Real Property and the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX;
(o)    maintain fire and extended coverage insurance on the Improvements equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date;
(p)    not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof;
(q)    not enter into any new leases of the Property or any amendments, expansions or renewals of the Tenant Lease or the Breaktime Lease, or terminate the Tenant Lease or the Breaktime Lease, or apply any tenant security deposit, without the prior written consent of Purchaser, which consent will not be unreasonably withheld prior to expiration of the Property Approval Period but may be withheld in Purchaser’s sole discretion after expiration of the Property Approval Period, provided consent shall not be required for any expansion or renewal which Seller, as landlord, is required to honor pursuant to the Tenant Lease or the Breaktime Lease;
(r)    not enter into, or renew the term of, any Service Contract unless such Service Contract is terminable on thirty (30) days (or less) prior notice without penalty, amend or modify (other than renewals, as provided above) any of the Service Contracts, unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld prior to expiration of the Property Approval Period but may be withheld in Purchaser’s sole discretion after expiration of the Property Approval Period;

(s)    terminate (at no cost or expense to Purchaser) on or prior to Closing any and all Service Contracts which Purchaser requests Seller to terminate by notice given to Seller at or prior to the expiration of the Property Approval Period if such Service Contracts are terminable without fee, penalty or charge;
(t)    promptly deliver to Purchaser copies of written default notices, notices of lawsuits, and notices of violations affecting the Property actually received by Seller;
(u)    not voluntarily subject the Property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless either released prior to Closing, or approved by Purchaser in its sole discretion;
(v)    request the Tenant Estoppel Certificate from Tenant and deliver to Purchaser all written comments made by Tenant with respect to the Tenant Estoppel Certificate that are received by Seller in connection with Seller’s request for the same promptly following such receipt received;
(w)    promptly notify Purchaser of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue in any material respect;
(x)    use commercially reasonable efforts to comply in all material respects with the terms, covenants and conditions contained in the Tenant Lease, the Service Contracts, the Permitted Exceptions and any other agreement affecting the Property and to monitor compliance thereunder in a manner consistent with Seller’s current practices; and
(y)    deliver notices of the Closing to Crown Center Redevelopment Corporation as required by the Revocable License and the Property Agreements. Purchaser acknowledges that, upon giving such notice in connection with the Revocable License, the owner of the Wall Drawing #1118 by Sol LeWitt is obligated to remove it.
Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval, Purchaser shall, within five (5) Business Days after receipt of Seller’s written request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said five (5) Business Day period, Purchaser shall be deemed to have approved the same.
Section 7.2.    Tenant Estoppel Certificate. It will be a condition to Purchaser’s obligation to consummate Closing that Seller obtain and deliver to Purchaser at least two (2) Business Days prior to the Closing, an estoppel certificate from Tenant in substantially the form attached hereto as Exhibit D; provided an estoppel certificate executed by Tenant in the form required by the Tenant Lease shall satisfy the requirement of this Section 7.2 (“Tenant Estoppel Certificate”). For the avoidance of doubt, in the event that Tenant does not agree to Paragraphs 14 and 16 of the Form of Tenant Estoppel Certificate attached hereto as Exhibit D, the failure to include the same shall not cause the executed Tenant Estoppel Certificate to fail to satisfy the requirements of this Section 7.2. For the Tenant Estoppel Certificate to satisfy the conditions under this Section 7.2, it shall not (i) reflect a monetary default, a material non-monetary default, or an event which, with the giving of notice and/or passage of time, could reasonably be expected to result in a monetary default or material non-monetary default by the landlord or Tenant under the Tenant Lease, (ii) reflect a material discrepancy with the terms of the Tenant Lease, (iii) contain a statement, information or allegation inconsistent with (a) Seller’s representations or warranties contained in this Agreement or (b) the documents or other materials provided by Seller to Purchaser on or before the date that is one (1) Business Day prior to the expiration of the Property Approval Period, (iv) contain a statement, information or allegation regarding a dispute between Tenant and Seller, and (v) be executed by Tenant more than ten (10) days prior to Closing. Prior to delivery of the form of estoppel certificate to the Tenant, Seller will deliver to Purchaser a completed form of estoppel certificate, in the form attached hereto as Exhibit D or such form as required by the Tenant Lease and containing the information contemplated thereby. Within three (3) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (i) approving such form as completed by Seller or (ii) setting forth in detail all changes to such form which Purchaser reasonably believes to be appropriate to make the completed form of estoppel certificate accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit D or the form required by the Tenant Lease. In no event shall Seller’s failure to obtain the Tenant Estoppel Certificate in accordance with this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure to obtain the Tenant Estoppel Certificate is set forth in Section 10.11. If the Tenant Estoppel Certificate is not obtained at least two (2) Business Days prior to the Closing Date, each of Purchaser and Seller shall have the right to extend Closing for up to fifteen (15) days in order to obtain the Tenant Estoppel Certificate by delivering written notice of such extension to the other on or prior to the originally scheduled Closing Date.
Section 7.3.    OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Seller and Purchaser are required to ensure that they do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If one party learns that the other is a Blocked Person, the party that is not a Blocked Person may terminate this Agreement by giving written notice to the other party and the Title Company and Purchaser shall receive a return of the Earnest Money Deposit. This Section 7.3 will survive termination of this Agreement.
Section 7.4.    Easement Estoppel. It will be a condition to Purchaser’s obligation to consummate Closing that Seller obtain and deliver to Purchaser at least two (2) Business Days prior to Closing, an estoppel certificate (“REA Estoppel”) from Crown Center Redevelopment Corporation, or its successors, (a) identifying the Agreement for Restrictions, Easements and Maintenance of Amenities and Common Areas, dated February 29, 2008 and any amendments thereto (“REA”), (b) stating that, to its knowledge, neither Seller nor the Property is in default under the REA, and (c) stating that no fees or assessments are due and owing thereunder by Seller or with respect to the Property. In no event shall Seller’s failure to obtain the REA Estoppel in accordance with this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for any failure to obtain the REA Estoppel is set forth in Section 10.11.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
Section 8.1.    Seller’s Representations and Warranties. The following (together with the representation made in Section 11.1 and the special warranty of title made in the Deed) constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated herein. Subject to the limitations set forth in Section 16.1, Seller represents and warrants to Purchaser, the following:
(a)    Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is duly qualified to conduct business in the State of Missouri;
(b)    the execution and delivery of this Agreement and the performance of Seller’s obligations hereunder (i) have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally; (ii) will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority; and (iii) will not conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound;
(c)    except as listed in Exhibit F, (i) there are no legal actions pending, or To Seller’s Knowledge threatened (in writing), against the Property or Seller, including condemnation or similar proceedings; and (ii) Seller has received no written notice of any violations of any Governmental Regulations, including Environmental Laws, relating to the Property that remain uncured.
(d)    (i) Exhibit G is a true, correct and complete list of the documents comprising the Tenant Lease and the Breaktime Lease in effect as of the date hereof; (ii) no other lease or occupancy agreements affecting the Property has been entered into by Seller except as set forth on Exhibit G; and (iii) Seller has delivered or made available to Purchaser electronically through Seller’s data room true and complete copies of Tenant Lease and the Breaktime Lease set forth on Exhibit G.
(e)    (i) Exhibit C is a true, correct and complete list of the Service Contracts in effect as of the date hereof; (ii) Seller has delivered or made available to Purchaser electronically through Seller’s data room for review, true and complete copies of all Service Contracts set forth on Exhibit C; and (iii) Seller has not received or delivered any written notices from or to any of the parties to the Service Contracts asserting that either Seller or any such party is in default thereunder.
(f)    except as set forth on Exhibit H, no brokerage or leasing commission, tenant improvement allowance or other Leasing Costs have been incurred but are unpaid as of the date hereof with respect to the existing Tenant Lease or the existing Breaktime Lease;
(g)    no consent, waiver, approval or authorization is required from any Person (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby;
(h)    Seller does not have any employees;

(i)     Neither Seller nor, To Seller’s Knowledge, any trustee, officer, agent, Affiliate or Person acting on behalf of Seller, has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States (or a state thereof) is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, and, Seller is not located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC;
(j)    (i) Exhibit A is a true, correct and complete list of the Property Agreements in effect as of the Effective Date; (ii) Seller has delivered or made available to Purchaser electronically through Seller’s data room for review, true and complete copies of all Property Agreements set forth on Exhibit A; and (iii) Seller has not received or delivered any written notices from or to any party to a Property Agreement, that either Seller or such party is in default under such Property Agreement, which default remains uncured; and
(k)    Seller has not filed any bankruptcy action or petition; no such action or petition has been filed against Seller; and, To Seller’s Knowledge, no such action or petition has been threatened (in writing) against Seller.
Section 8.2.    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)    Purchaser is duly organized and validly existing under the laws of the State of Maryland;
(b)    the execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder (i) have been duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors’ rights generally; (ii) will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority, and (iii) will not conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound;
(c)    no consent, waiver, approval or authorization is required from any Person (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby; and
(d)    Neither Purchaser nor, to the knowledge of Purchaser, any trustee, officer, agent, Affiliate or Person acting on behalf of Purchaser, has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States (or a state thereof) is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, and, Purchaser is not located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.

The representations and warranties made in this Agreement by Purchaser shall be deemed to be remade by Purchaser as of the Closing Date, with the same force and effect as if first made on and as of the Closing Date.

ARTICLE IX
CONDEMNATION AND CASUALTY
Section 9.1.    Significant Casualty.
(e)    If, prior to the Closing Date, all or any portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. The estimated cost to repair and/or restore shall be established by estimates obtained by written opinion of one or more independent contractors mutually acceptable to Seller and Purchaser.
(f)    Purchaser will have the option, in the event all or any Significant Portion of the Real Property or Improvements is so destroyed or damaged, to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller’s notice (and the Closing Date shall be extended by up to ten (10) days to allow Purchaser the full allotted time to make such election). If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser and neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If less than a Significant Portion of the Real Property and Improvements is damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement.
(g)    If Purchaser does not elect to terminate this Agreement pursuant to this Section 9.1 or if Purchaser does not have the right to terminate this Agreement pursuant to this Section 9.1, Seller will not be obligated to repair such damage or destruction, but (i) Seller will assign to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (ii) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit for the amount of the deductible on such insurance policy and the amount of any proceeds that are applied to repay any financing on the Property.
(h)    The Closing Date may be extended by Seller by up to a maximum extension of thirty (30) days, as reasonably required to obtain such estimates and determine the availability and amount of insurance proceeds. Seller and Purchaser shall cooperate and exercise due diligence to obtain damage estimation and insurance proceeds.
Section 9.2.    Condemnation.
(e)    Seller shall promptly deliver to Purchaser notice of any written notice it receives of any pending or threatened taking by condemnation of any portion of the Real Property and Improvements. In the event of condemnation or sale in lieu of condemnation of all or any Significant

Portion of the Real Property and Improvements or if Seller shall receive an official written notice from any governmental authority having eminent domain power over the Real Property and Improvements of its intention to take, by eminent domain proceeding, all or a Significant Portion of the Real Property and Improvements, then prior to the Closing, Purchaser will have the option, by providing Seller written notice within ten (10) days after receipt of Seller’s notice of such condemnation or sale (and the Closing Date shall be extended by up to ten (10) days to allow Purchaser the full allotted time to make such election) of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. Should Purchaser elect to terminate Purchaser’s obligations under this Section 9.2, the Earnest Money Deposit will be returned to Purchaser and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations.
(f)    In the event Purchaser does not terminate this Agreement pursuant to this Section 9.2, or if Purchaser does not have the right to terminate this Agreement pursuant to this Section 9.2, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Real Property and Improvements, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price, except that Purchaser will receive a credit for the amount of any such proceeds that are applied to repay any financing on the Property.
ARTICLE X
CLOSING
Section 10.1.    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company, in accordance with this Article X, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The Closing Date may be extended as provided in Section 7.2.
Section 10.2.    Purchaser’s Closing Obligations. At least one (1) Business Day prior to the Closing Date (except for item (a) below, which shall be delivered before the Deposit Time on the Closing Date), Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Seller at Closing as provided herein:
(a)    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b)    Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)    Four (4) counterparts of the Tenant Notice Letters, duly executed by Purchaser;
(d)    Four (4) counterparts of the Assignment of Property Agreements, duly executed by Purchaser;

(e)    Four (4) counterparts of a Notice of Assignment of Lease in a form reasonably acceptable to Seller and Purchaser, duly executed and acknowledged by Purchaser;
(f)    One (1) counterpart of a Real Property Certificate of Value, completed and duly executed by Purchaser; and
(g)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including the Closing Statement, duly executed and delivered.
Section 10.3.    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (g), (k), (l), (m), (n), (o) and (p) in escrow with the Title Company pursuant to Section 4.3, and (ii) upon receipt of the Purchase Price, make the following items (h), (i), and (j) available to Purchaser at the property manager’s office at the Property:
(a)    A Special Warranty Deed substantially in the form attached hereto as Exhibit J (the “Deed”), duly executed and acknowledged by Seller, conveying to Purchaser the Real Property and the Improvements, subject only to the Permitted Exceptions;
(b)    Four (4) counterparts of the Assignment and Assumption of Property Agreements in the form attached hereto as Exhibit L (the “Assignment of Property Agreements”), duly executed and acknowledged by Seller and conveying to Purchaser Seller’s interests in the Property Agreements, subject only to the Permitted Exceptions;
(c)    Four (4) counterparts of the General Conveyance, Bill of Sale, and Assignment and Assumption substantially in the form attached hereto as Exhibit I (the “General Conveyance”), duly executed by Seller;
(d)    Four (4) counterparts of the Tenant Notice Letters, duly executed by Seller;
(e)    Evidence reasonably satisfactory to the Title Company and Purchaser that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so;
(f)    A certificate in the form attached hereto as Exhibit K (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Code of 1986;
(g)    Intentionally Deleted;
(h)    The Personal Property;
(i)    All original Licenses and Permits and Service Contracts, in Seller’s possession and control;
(j)    All keys to the Improvements which are in Seller’s possession;
(k)    The title affidavit required by Section 6.4;

(l)    Certificates of good standing for the Seller certified by the Secretary of State for the State of Delaware and the State of Missouri;
(m)    An instrument (“Representation Update”), which will include a statement setting forth in reasonable detail the ways in which the representations and warranties made in Section 8.1 are no longer true and accurate, if at all, which shall be limited to matters discovered by Seller after the expiration of the Property Approval Period;
(n)    An acknowledgement by the real estate broker entitled to receive the Eighth Amendment Commission, that such real estate broker will not look to Purchaser or the then owner of the Property for the payment of such commission, which acknowledgement shall be in a form reasonably acceptable to Purchaser;
(o)    Four (4) counterparts of a Notice of Assignment of Lease in a form reasonably acceptable to Seller and Purchaser, duly executed and acknowledged by Seller; and
(p)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including the Closing Statement.
Section 10.4.    Prorations.
(a)    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for 2015 (irrespective of when such taxes and assessments are due and payable), utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below), operating expenses payable by the owner of the Property, including expenses under the Property Agreements, and such other items of income and expense as are customarily prorated in sales transactions involving other properties which are similar to the Property. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted, together with such backup and supporting documentation as Purchaser may reasonably request (including, without limitation, a general ledger and accounts receivable report) to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) three (3) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller on or before the Final Proration Date; provided that such reconciliation, as it relates to real estate taxes shall be made within thirty (30) days following the issuance of the tax bills for the Real Property. The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above) will survive the Closing until the Final Proration Date, and in the event any items subject to proration hereunder are discovered prior to the Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(b)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, escalation rentals (which include Tenant’s and Breaktime Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the Tenant Lease and the Breaktime Lease, to the extent the same exceeds any expense stop specified in Tenant Lease or the Breaktime Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to the landlord under the Tenant Lease and the Breaktime Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. For a period of six (6) months after Closing, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenant or the Breaktime Tenant. With respect to any Delinquent Rentals received by Purchaser prior to the Final Proration Date (the “Delinquent Rental Proration Period”), Purchaser shall pay to Seller any rent or payment actually collected during the Delinquent Rental Proration Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Delinquent Rental Proration Period, from Tenant and the Breaktime Tenant (excluding (i) Tenant and Breaktime Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time governed by Section 10.4(e) below and (ii) tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, which shall be payable to and belong to Seller in all events) will be applied first to amounts currently owed by Tenant and Breaktime Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to Tenant and Breaktime Tenant, and then to prior delinquencies owed by Tenant and Breaktime Tenant to Seller. Seller shall not be entitled to institute legal actions to pursue Delinquent Rentals after Closing. Any sums collected by Purchaser and due Seller will be held in trust and promptly remitted to Seller, and any sums collected by Seller and due Purchaser will be held in trust and promptly remitted to Purchaser.
(c)    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses (including any Rentals on account of contributions toward real estate taxes) (collectively, “Operating Expense Recoveries”) for calendar year 2015. If less amounts have been collected from Tenant and the Breaktime Tenant for Operating Expense Recoveries for calendar year 2015 than would have been owed by Tenant and Breaktime Tenant under the Tenant Lease and the Breaktime Lease if the reconciliations under the Tenant Lease and the Breaktime Lease were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2015 up to the Closing Time (as prorated pursuant to Section 10.4(a) above) such shortfall shall be paid to Seller when collected by Purchaser from the Tenant and the Breaktime Tenant in connection with the final true-up for operating expenses for calendar year 2015. If more amounts have been collected from Tenant and Breaktime Tenant for Operating Expense Recoveries for calendar year 2015 than would have been owed by Tenant and Breaktime Tenant under the Tenant Lease and the Breaktime Lease if the reconciliations under the Tenant Lease and the Breaktime Lease were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2015 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Any Operating Expense Recoveries payable with respect to the month in which Closing occurs or with respect to any prior month, which have not been paid to Seller as of the Closing Date, shall be treated as Delinquent Rentals as provided above. Seller and Purchaser agree to finalize prorations on or before the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(b) dealing with Delinquent Rentals, the foregoing proration will fully release Seller from any responsibility to Tenant and Breaktime Tenant or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenant and Breaktime Tenant the amount of any outstanding Operating Expense Recoveries for calendar year 2015 for periods before and after Closing, and (ii) reimbursing Tenant and Breaktime Tenant for amounts attributable to Operating Expense Recoveries for calendar year 2015, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year. Notwithstanding the foregoing, if the actual operating expenses incurred by Seller for calendar year 2015 up to the Closing Time exceed the amount budgeted for such operating expenses as set forth in Seller’s operating budget for calendar year 2015, all Operating Expense Recoveries for calendar year 2015 (other than collected Operating Expense Recoveries for the month in which the Closing occurs) will be reconciled between Seller and Purchaser if and when Purchaser collects such amounts from Tenant or Breaktime Tenant in connection with any final true-up of the same between Purchaser and Tenant or Breaktime Tenant.
(d)    With respect to specific tenant billings for work orders, special items performed or provided at the request of Tenant or Breaktime Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but expressly state they are for such specific services rendered by Seller or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be held in trust and paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.

(e)    Purchaser shall (i) receive a credit at Closing for only those leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, legal fees and other expenditures incurred in connection with the lease of space in the Property (“Leasing Costs”) identified as a “Seller Leasing Cost” on Exhibit H attached hereto to the extent unpaid as of the Closing Date, (ii) be solely responsible for and shall pay all Leasing Costs (including all Leasing Costs for which Seller has agreed to give Purchaser a credit against the Purchase Price in clause (i) above) to the extent unpaid as of the Closing Date; (iii) be solely responsible for and shall pay all Leasing Costs (for purposes of this Section 10.4(e), “New Tenant Costs”) incurred or to be incurred in connection with any new lease or amendment to, or renewal or expansion of, the Tenant Lease or the Breaktime Lease executed after the Effective Date; (iv) pay to Seller at Closing the portion of the Leasing Costs identified on Exhibit H as payable and/or assumable by Purchaser that Seller has already paid; and (v) be solely responsible for and assume payment of the Leasing Costs identified on Exhibit H as being assumed or paid by Purchaser that have not been paid as of Closing. In no event shall Seller bear any responsibility for the allowances described in Section 2.02 of the Tenant Lease and Sections 10, 11, 12 and 13 of the Eighth Amendment to Office Lease and no credit against the Purchase Price shall be provided to Purchaser (the same being the sole responsibility of Purchaser following the Closing). No credit shall be given against the Purchase Price for the Eighth Amendment Commission, which Seller shall pay outside of Closing.
Section 10.5.    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements (including all keys, books, records and files), subject to the Tenant Lease and the Permitted Exceptions.
Section 10.6.    Closing Costs. Costs incurred in connection with the Closing will be allocated as follows:
(a)    Purchaser will pay (i) all premium and other costs for the Title Policy and any endorsements to the Title Policy, except for the portion thereof payable by Seller pursuant to Section 10.6(b), (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) 1/2 of all of the Title Company’s and the Title Company’s escrow and closing fees, if any, (v) all recording fees for the Deed and other Closing Documents, and (vi) 1/2 of the cost of any update to the Survey in connection with the transactions contemplated by this Agreement.
(b)    Seller will pay (i) the base premium for the basic Title Policy and the cost of any endorsement with respect to matters for which Seller has agreed to obtain affirmative insurance pursuant to Section 6.2, (ii) the cost of the Survey and 1/2 of the cost of any update to the Survey in connection with the transactions contemplated by this Agreement, (iii) 1/2 of all of the Title Company’s escrow and closing fees, and (iv) Seller’s attorneys’ fees.
(c)    The parties hereby agree that no portion of the Purchase Price has been allocated to the Personal Property or the Intangible Personal Property. In the event that any Authority shall require that any sales tax or other similar tax with respect to any Personal Property or the Intangible Personal Property be paid in connection with the transactions contemplated by this Agreement, Purchaser shall be obligated to make all such payments as and when required by any such Authority.

Upon the request of Seller, Purchaser shall execute and/or deliver such instruments and information as may be necessary in connection with Purchaser’s payment of any such sales or other similar tax.
(d)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.
(e)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 10.7.    Post Closing Delivery of Letters. Immediately following Closing, (a) Seller will deliver to Tenant and Breaktime Tenant (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposit under the Tenant Lease and the Breaktime Lease, and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”); (b) Seller will deliver to the City of Kansas City a letter indicating that Seller has transferred the Property to Purchaser within ten (10) days after Closing in accordance with Section 14B of the Development Agreement, and (c) Purchaser will deliver to the City of Kansas City a letter indicating that Purchaser has acquired the Property and elects to continue to use, operate and maintain the Property in accordance with the Development Plan, as defined in the Development Agreement, within six (6) months after Closing in accordance with Section 14B of the Development Agreement.
Section 10.8.    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth in above in this Article X, the obligation of Purchaser to Close the sale/purchase transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Seller, and all of which shall be deemed waived upon Closing:
(a)    Seller shall have performed in all material respects each of the obligations of Seller set forth in this Agreement as of the date of Closing, including delivery to the Title Company and/or Purchaser of all Closing Documents;
(b)    The Title Company shall be irrevocably committed to issue the Title Policy as provided in Section 6.3;
(c)    Purchaser shall have received the Tenant Estoppel Certificate from Tenant pursuant to Section 7.2 and the REA Estoppel pursuant to Section 7.4; and
(d)    Seller’s representations and warranties made in Section 8.1 shall be true and correct in all material respects as of the Closing as if remade on the Closing Date except with respect to Authorized Qualifications and breaches of representations and warranties that, in the aggregate, are considered Immaterial Events.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) Tenant Lease and/or Breaktime Lease amendments and new Service Contracts or amendments to Service Contracts executed by Seller in accordance with this Agreement, and (ii) any action taken by Seller in accordance with the express provisions of any of the Tenant Lease, Service Contracts, or Permitted Exceptions which are not prohibited by this Agreement. The term “Immaterial Events” shall mean facts or events that do not result in a loss of value, damage, claim or expense in excess of the Liability Floor, in the aggregate. Authorized Qualifications and Immaterial Events shall not constitute a default by Seller hereunder or a failure of a condition precedent to Closing.
Section 10.9.    Breaches of Seller’s Representations Prior to Closing.
If, prior to Closing, there occurs or exists a breach of a representation or warranty of Seller that in the aggregate with all other such breaches has the effect of constituting Authorized Qualifications and/or Immaterial Events, then Purchaser shall have no remedy therefor and must proceed to the Closing with no adjustment of the Purchase Price.

Section 10.10.    General Conditions Precedent to Seller’s Obligations Regarding the Closing. In addition to the conditions to Seller’s obligations set forth in this Article X, the obligation of Seller hereunder to Close the sale/purchase transaction hereunder shall be conditioned upon the satisfaction of the following conditions, which may be waived by written notice from Seller to Purchaser and which shall be deemed waived upon Closing:
(a)    Purchaser shall have performed in all material respects each of the obligations of Purchaser set forth in this Agreement as of the date of Closing including delivery to the Title Company of all Closing Documents and the Purchase Price; and
(b)    Purchaser’s representations and warranties shall remain true and correct as of Closing, as if remade on the Closing Date, except with respect to Immaterial Events.
Section 10.11.    Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.10) is not satisfied, then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser and Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then, subject to Section 10.9, Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit and neither party shall have any further obligations hereunder, except for Termination Surviving Obligations; provided that, notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then Article XIII shall govern and this Section 10.11 shall not apply.
ARTICLE XI
BROKERAGE
Section 11.1.    Brokers. Seller represents and warrants that it has agreed to pay to Broker a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders’

fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any breaches of representations and warranties in this Section 11.1 and any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby.
ARTICLE XII
CONFIDENTIALITY
Section 12.1.    Confidentiality. Each party expressly acknowledges and agrees that, unless and until the Closing occurs, the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence and will not be disclosed except to its Permitted Outside Parties, and except and only to the extent that such disclosure may be necessary for its performance hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Seller and to governmental authorities to the extent necessary to obtain a so-called Phase I environmental assessment or a so-called “zoning report” with respect to the Property. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII (a) in connection with that party’s enforcement of its rights following a disagreement hereunder, (b) to the extent that any such information is generally available to the public or is otherwise a matter of public record or (c) was obtained from a source other than Seller, its Affiliates, agents, employees, consultants or Broker, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, each party acknowledges and agrees that the other (and entities which directly or indirectly own the equity interests in each party) may disclose in U.S. Securities and Exchange Commission (“SEC”) and other filings with governmental authorities, financial statements and/or other communications such information regarding the transaction contemplated hereby and any such information relating to the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including SEC rules and regulations), “generally accepted accounting principles” or other accounting rules or procedures or in accordance with such party’s and such direct or indirect owners’ prior custom, practice or procedure but in no event may Seller disclose the name of any Affiliate as to Purchaser in any such filings, financial statements (including any notes thereto) and/or communications. Without limiting the foregoing, Purchaser may disclose the transactions contemplated by this Agreement and information obtained by Purchaser in connection with the Property without Seller’s prior approval, agreement or consent: (a) to the extent Purchaser or its Affiliates determine, in consultation with its legal counsel, that such disclosure is required by applicable law in connection with any filing by Purchaser or its Affiliates with the SEC or any stock exchange rule applicable to Purchaser or its Affiliates; (b) to the extent Purchaser or its Affiliates determine, in consultation with legal counsel, that such disclosure is required in any prospectus, report or other filing made by Purchaser or its Affiliates with the SEC or any stock exchange or in any press release, earnings release or supplemental data related thereto; and (c) to Purchaser’s or its Affiliates’ underwriters, prospective underwriters, placement agents and prospective placement agents which are advised of its confidentiality. In addition, without Seller’s prior approval, agreement or consent, Purchaser may disclose, in SEC filings and any supplemental data and/or earnings releases related thereto, the fact that it has entered into this Agreement, without identifying the name of Seller and without specifically identifying the Property in a manner similar to the description of the agreement to purchase the industrial property in Memphis, Tennessee contained in Purchaser’s Form 10-Q filed with the SEC on October 27, 2014 and the supplemental data and earnings release related thereto. One or more of such owners of the direct or indirect interests in Seller will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law.
ARTICLE XIII
REMEDIES
Section 13.1.    Default by Seller. In the event the Closing of the purchase and sale transaction provided for herein does not occur as herein provided, TIME BEING OF THE ESSENCE, by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedies, elect by written notice to Seller within three (3) Business Days following the scheduled Closing Date, either (a) terminate this Agreement, whereupon (i) Purchaser will receive from the Title Company the Earnest Money Deposit, (ii) if Seller’s default is intentional and material, Seller shall be obligated to reimburse Purchaser for its reasonable out of pocket costs incurred in connection with this Agreement or the Property (including but not limited to its legal fees and expenses in connection with the negotiation of this Agreement, and its due diligence costs in regards to the Property) in an amount not to exceed $150,000 in the aggregate, and (iii) Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within thirty (30) days of the scheduled Closing Date; provided, however, if specific performance is not available then Purchaser shall be entitled to the remedies under the foregoing clause (a), and in either event, Purchaser hereby waives all other remedies, including any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Failure of Purchaser to make the foregoing election within the foregoing three (3) Business Day period shall be deemed an election by Purchaser of the foregoing clause (a). Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms of this Agreement.
Section 13.2.    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN, TIME BEING OF THE ESSENCE, BY REASON OF PURCHASER’S FAILURE TO PERFORM ITS OBLIGATIONS AT CLOSING, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT IS A REASONABLE

ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT WILL BE PAID TO SELLER AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS AFTER CLOSING OR THE TERMINATION SURVIVING OBLIGATIONS AFTER TERMINATION.
Section 13.3.    Consequential and Punitive Damages. Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement, including the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller, or otherwise.
ARTICLE XIV
NOTICES
Section 14.1.    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement of delivery from sender’s machine) sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt as described above if on a Business Day and, if not on a Business Day, on the next Business Day. Notices on behalf of either party may be given by the attorneys representing such party. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:        Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attn: John M. Steiner
Phone: (617) 338-2902
E-mail: jsteiner@sandw.com

To Seller:        Hines REIT 2555 Grand LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd., Suite 4800

Houston, Texas 77056
Attn: Sherri Schugart
Fax: (713) 966-2075
Email: sherri.schugart@hines.com

with copy to:        Hines REIT 2555 Grand LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd., Suite 4800
Houston, Texas 77056
Attn: Jason P. Maxwell, Esq.
Fax: (713) 966-2075
Email: jason.maxwell@hines.com

with copy to:        Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn:    Jonathan W. Dunlay
Email:    jon.dunlay@bakerbotts.com

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT
Section 15.1.    Assignment; Binding Effect. Prior to Closing, neither Purchaser nor Seller has the right to assign this Agreement without the other’s prior written consent, which shall be given or withheld in the other’s sole discretion. Notwithstanding the foregoing, Purchaser and Seller may each assign its rights under this Agreement to an Affiliate of such assigning party without the consent of the non-assigning party, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
ARTICLE XVI
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 16.1.    Survival of Representations, Warranties, Covenants and Obligations.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement or any other agreement executed in connection with this Agreement, including all Closing Documents, will survive the Closing only for the Survival Period, subject only to such longer periods of time, if any, provided in Section 10.4 or for so long as Purchaser provides written notice to Seller of any claim prior to the expiration of the Survival Period and any claim for which notice was timely delivered is filed in any court prior to the expiration of the Survival Period and remains pending. Notwithstanding the immediately preceding sentence or any other provision herein to the contrary, if Seller obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a tenant before or after Closing, then all representations and warranties made by Seller that are covered in such estoppel certificate shall be null and void, and Purchaser shall accept such estoppel certificate in its place. Purchaser will not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement or any Closing Documents, or (ii) the failure of Seller to perform its obligations under this Agreement or any Closing Documents, unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds the Liability Floor; provided, however, that, if Purchaser’s damages exceed the Liability Floor, the liability of Seller shall include all damages up to and including such amount (i.e. Purchaser shall be permitted to make claims beginning with “dollar one”). In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches and/or failures under Section 8.1, any other provision of this Agreement or any Closing Documents exceed the Liability Cap; provided, however, the Liability Cap shall not apply to (i) Seller’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures, (ii) Seller’s obligations under Section 10.4, and/or (iii) Seller’s obligations under Section 11.1 and none of the foregoing shall be included under the Liability Cap.
(b)    Seller shall have no liability with respect to any of Seller’s representations, warranties, covenants and obligations herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation, warranty, covenant or obligation of Seller, or Purchaser obtains actual knowledge (from whatever source, including any tenant estoppel certificates, as a result of Purchaser’s due diligence tests, investigations and inspections, or written disclosure by Seller or Seller’s agents and employees) that directly contradicts any of Seller’s representations, warranties, covenants or obligations herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement and Purchaser has the right not to proceed with the Closing as a result thereof. Purchaser shall be deemed to have knowledge of the contents of all documents (i) delivered or made available to Purchaser and/or Purchaser’s Licensee Parties, (ii) contained in or referred to in any tenant estoppel certificate, and (iii) referenced in the PTR or any update thereto.
(c)    The Closing Surviving Obligations will survive Closing for the period established by the applicable statute of limitations unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants, obligations and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing Documents. The Termination Surviving Obligations shall survive termination of this Agreement for the period established by the applicable statute of limitations unless a specified period is otherwise provided in this Agreement. The limitations on Seller’s liability contained in this Article XVI are in addition to, and not a limitation of, any limitation on liability provided elsewhere in this Agreement or by law.
ARTICLE XVII
MISCELLANEOUS
Section 17.1.    Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
Section 17.2.    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom, which fees and costs shall not be subject to or counted against, the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.3.    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
Section 17.4.    Construction. Headings at the beginning of each article and Section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement, including Exhibits A through M, are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article. In the event the date on which Purchaser or Seller is required to take any action or give any notice under the terms of this Agreement is not a Business Day, the action will be taken or notice given on the next succeeding Business Day.
Section 17.5.    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures will be binding upon the party sending the signature by such electronic means when sent.
Section 17.6.    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7.    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 17.8.    Governing Law. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS IN KANSAS CITY, MISSOURI, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 17.9.    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded. The foregoing, shall not preclude Purchaser from filing a lis pendens in conjunction with a suit for specific performance under Section 13.1 of this Agreement.
Section 17.10.    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11.    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12.    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.13.    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 17.14.    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s or Purchaser’s partners, members, shareholders, employees, agents, directors,

officers or other owners of Seller or Purchaser or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners, Seller’s or Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller or Purchaser under this Agreement and the Closing Documents; provided the foregoing shall not limit Purchaser’s rights, if any, to pursue recipients of distributions from Seller that are prohibited by applicable law or otherwise render Seller insolvent.
Section 17.15.     Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Section 17.16.     Financials. Seller shall provide Purchaser with reasonable access to the books and records of Seller with respect to the Property for purposes of preparing audited financial statements for the 2014 calendar year (and the 2015 stub period), such financial statements to be prepared at Purchaser’s sole cost and expense. Seller shall provide the Purchaser or its accountants with such certifications and representations as to such books and records as Purchaser or its accountants shall reasonably require in order to enable Purchaser or its accountants to prepare such audited financial statements in accordance with the requirements of Regulation S-X, Rule 3-14 of the U.S. Securities and Exchange Commission. Purchaser shall be responsible for all out-of-pocket costs or expenses reasonably incurred by Seller in connection with the preparation of such certifications and representations.
Section 17.17.    Further Assurances. Purchaser and Seller shall, whenever and as often as it shall be requested to do so, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be reasonably necessary or proper in order to carry out the intent and purpose of this Agreement. Without limiting the foregoing, if Tenant requests that Purchaser or Seller provide any documentation or other information in connection with the assignment of the Tenant Lease, Purchaser and Seller shall promptly provide such documentation or information.

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:
GRAND BOULEVARD ACQUISITION LLC,
a Maryland limited liability company

By:    /s/ DAVID M. BLACKMAN
Name:    David M. Blackman
Title:    President

SELLER:
HINES REIT 2555 GRAND LLC,
a Delaware limited liability company

By:    /s/ SHERRI W. SCHUGART

Name:    Sherri W. Schugart

Title:     Manager

JOINDER BY TITLE COMPANY

First American Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the ____ day of June, 2015, and accepts the obligations of the Title Company as set forth herein. It will acknowledge to Purchaser and Seller when it receives the Earnest Money Deposit. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Printed Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION
AND
PROPERTY AGREEMENTS
LEGAL DESCRIPTION:
Tract I:
All that part of Lot 1, 2555 Grand Boulevard, a subdivision in Kansas City, Jackson County, Missouri, being more particularly described as follows: Commencing at the Southeast corner of said Lot 1; thence North 87°34’20” West, along the South line of said Lot 1, a distance of 559.11 feet, to the most southerly southwest corner of said Lot 1; thence North 2°41’40” East, along the West line of said Lot 1, a distance of 50.10 feet, to the true point of beginning of the tract of land to be herein described; thence South 87°35’39” East, a distance of 171.67 feet; thence along a curve to the left having a radius of 20.00 feet, a central angle of 90°04’24” and an arc length of 31.44 feet; thence North 02°19’57” East, a distance of 280.72 feet, to a point on the easterly prolongation of the most southerly North line of said Lot 1; thence North 87°17’19” West, along said easterly prolongation and said North line, a distance of 259.92 feet, to the East right-of-way line of Grand Boulevard as now established; thence South 23°54’17” West, along said East right-of-way line, a distance of 33.37 feet; thence continuing along said East right-of-way line, along a curve to the left having a radius of 398.00 feet, a central angle of 21°26’35” and an arc length of 148.95 feet; thence South 02°27’42” West, continuing along said East right-of-way line, a distance of 93.55 feet; thence South 42°17’29” East, continuing along said East right-of-way line, a distance of 6.31 feet; thence South 87°18’20” East, continuing along said East right-of-way line, a distance of 104.32 feet; thence South 02°41’40” West, continuing along said easterly right-of-way line, a distance of 27.05 feet, to the point of beginning, containing 85,033 square feet or 1.952 acres, more or less.
Tract II:
An easement for ingress and egress, and parking including the 2555 Owner’s Access Easement, Parking Easement, Utility Lines Easements, for the use of the Private Streets, Parking Structure Property, Parking Structure and the Tunnel, as established by the Agreement for Restrictions, Easements and Maintenance of Amenities and Common Areas, dated February 29, 2008, by and between Crown Center Redevelopment Corporation, a Missouri corporation, and Hines REIT 2555 Grand LLC, a Delaware limited liability company, recorded March 3, 2008, as Instrument No. 2008E0023002, over, among other property, the following:
All that part of Lot 1, 2555 Grand Boulevard, a subdivision in Kansas City, Jackson County, Missouri, being more particularly described as follows: Beginning at the Southeast Corner of said Lot 1; thence North 87°34’20” West, along the South line of said Lot 1, a distance of 559.11 feet, to the most southerly southwest corner of said Lot 1; thence North 02°41’40” East, along the West line of said Lot 1, a distance of 50.10 feet; thence South 87°35’39” East, a distance of 171.67 feet; thence along a curve to the left having a radius of 20.00 feet, a central angle of 90°04’24” and an arc length of 31.44 feet; thence North 02°19’57” East, a distance of 280.72 feet, to a point on the easterly prolongation of the most southerly North line of said Lot 1; thence North 87°17’19” West, along said easterly prolongation, a distance of 14.24 feet, to the most northerly southeast corner of said Lot 1; thence North 02°27’13” East, along the West line of said Lot 1, a distance of 122.10 feet, to the northwest corner of said Lot 1; thence South 87°34’20” East, along the North line of said Lot 1, a distance of 381.87 feet, to the northeast corner of said Lot 1; thence South 02°25’40” West, along the East line of said Lot 1, a distance of 473.09 feet, to the point of beginning.

EXHIBIT A-1

PROPERTY AGREEMENTS:

1.
Agreement for Restrictions, Easements and Maintenance of Amenities and Common Areas, dated February 29, 2008, executed by Seller and Crown Center Redevelopment Corporation (“CCRC”), and recorded in the Official Records as Instrument No. 2008E0023002.

2.
Chilled Water Supply Contract, dated February 29, 2008, executed by Seller and CCRC, as evidenced by Memorandum of Chilled Water Supply Contract, dated February 29, 2008, executed by CCRC and Seller, and recorded in the Official Records as Instrument No. 2008E0023003, and Memorandum of Chilled Water Supply Contract, dated February 29, 2008, executed by CCRC and Seller, and recorded in the Official Records as Instrument No. 2008E0023004.

3.	Garage Operating Agreement, dated November 18, 2008, executed by CCRC and Seller.

EXHIBIT A-2

EXHIBIT B
EXCLUDED PERSONAL PROPERTY
Reserved Company Assets
Wall Drawing #1118 by Sol LeWitt

EXHIBIT B-1

EXHIBIT C
SERVICE CONTRACTS

FUNCTION	SUBCONTRACTOR NAME	CONTRACT TERM
Elevator / Escalator Maintenance	ThyssenKrupp Elevator	09/01/11-08/31/16
Janitorial Services	Woodley Building Maintenance	07/01/14-06/30/16
Metal Refinishing	Mid-America Metals	01/01/15-12/31/17
Parking Garage Operating Agreement	Crown Center Redevelopment Corporation	Co-terminous with tenant (SHB)
Security Services	G4S Security	09/01/14-08/31/17
Window Cleaning - Interior	MTB Services	01/01/15-12/31/17
Window Cleaning - Exterior	MTB Services	01/01/15-12/31/17
Window Washing Rig Maintenance	Applied Technical Services, Inc.	Annual
Building Automation System Maintenance	Siemens Building Technologies	05/01/14-04/30/17
Copier & Fax Machine Maintenance Agreement	Techni-Serve	None
Water Treatment Services	Nalco Company	07/01/2014-06/30/2017
Fire Alarm & Life Safety	Siemens Building Technologies	05/01/2015-04/30/2016
Generator Maintenance	Central Power	06/01/2014-05/31/2017
Landscaping - Exterior	Signature Landscape	1/01/2015-12/31/2017
Landscaping - Interior	Bill’s Tropical - Exterior	1/01/2015-12/31/2017
Pest Control	Terminix	01/01/13-12/31/15
Uniforms	Cintas	03/01/14-02/28/17
Security System Maintenance - Ccure	Siemens Building Technologies	03/01/14-02/28/17
Waste Management / Recycling	Deffenbaugh Industries	11/01/13-10/31/16

EXHIBIT C-1

EXHIBIT D
TENANT ESTOPPEL CERTIFICATE
From:    Shook, Hardy & Bacon L.L.P.

To:	Grand Boulevard Acquisition LLC and its successors and assigns (“Purchaser”), and Hines REIT 2555 Grand LLC (“Landlord”)
Lease:        Lease dated August 4, 2000 between Crown Center Redevelopment Corporation and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Floors 2 through 24, consisting of a total of 595,607 rentable square feet (as set forth in the Lease) (the “Premises”), located in the building known as 2555 Grand, having an address of 2555 Grand Boulevard, Kansas City, Missouri, 64108 (the “Building”).
Tenant hereby certifies to Landlord, Purchaser, and its assigns (including any parties providing financing to Purchaser with respect to the property in which the Premises is located (the “Property”), together with its successors and assigns (“Lender”)), as follows:
1.    Tenant is the current Tenant under the Lease. The Lease is a valid lease and is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. Attached hereto as Exhibit A is a true, correct, and complete copy of the Lease and all amendments thereto, and the Lease has not been further modified, altered, amended, supplemented, extended or assigned.
2.    The term of the Lease commenced on February 1, 2004, and will expire on February 29, 2034. Tenant has _____ renewal options of _____ years each.
3.    The base rental under the Lease for the current lease year is $_____ per month. Tenant is also responsible to pay, as additional rental, its pro rata share, which is 100%, of operating expenses for the Property (subject to caps on certain annual operating expense increases as specified in the Lease). Tenant has fully paid all base rental, additional rental, and other sums due and payable under the Lease through the date of this Certificate.
4.    Tenant currently leases the following Parking Permits at the following monthly rates:
________ unreserved covered spaces at $______ per space per month
________ reserved covered spaces at $______ per space per month
________ roof top spaces at $______ per space per month
5.    As of the date of this Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving

EXHIBIT D-1

of notice by Tenant, or both, would constitute such a default, and (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
6.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
7.    Except as set forth in the Lease, Tenant is not entitled to any concession, rebate, allowance, or free rent for any period after this Certificate.
8.    Tenant has accepted and is presently occupying the Premises, all allowances and contributions (if any) payable by Landlord for Tenant’s improvements (or for any other purpose) have been paid, and, to Tenant’s knowledge, the Premises have been completed in accordance with the terms of the Lease.
9.    Tenant has no option or right of first refusal or offer to purchase the Premises, any other portion of the Building or any interest therein. Tenant has no right to lease any additional space in the Building. Tenant has no right to terminate the Lease prior to the expiration of the term of the Lease and Tenant has no contraction rights or options, except to the extent provided in the Lease.
10.    Landlord is not holding a security deposit or other form of security with respect to the Lease.
11.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except as follows: ____________________________.
12.    Tenant’s current use of the Premises (which use is expressly permitted by the terms of the Lease) is general office. Tenant also uses a portion of the Premises for “Incidental Uses” (as defined in the Lease”) in accordance with Article 3 of the Lease.
13.    Tenant agrees that it has not paid any rent under the Lease more than thirty (30) days in advance.
14.    There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant.
15.    The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:
Shook, Hardy & Bacon L.L.P.
2555 Grand Blvd.
Kansas City, Missouri 64108-2613
Attn: Chief Operating Officer

EXHIBIT D-2

16.    Tenant has not used, stored, disposed of or transported at, in, to or from the Premises or any other portion of the Building any substance classified, listed or regulated as hazardous or toxic under any applicable federal, state or local laws, orders, rules or regulations (other than minor quantities of such substances which are used in the course of ordinary office operations and in compliance with all applicable laws).
17.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Landlord, Purchaser and Lender, together with their successors and assigns will, and will be entitled to, rely on the truth of this Certificate.
18.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

EXHIBIT D-3

EXECUTED on this _____ day of ____________, 2015.

“TENANT”
SHOOK, HARDY & BACON L.L.P.,
a Missouri limited liability partnership

By:
Name:
Title:

EXHIBIT D-4

EXHIBIT E
DELETED

EXHIBIT E-1

EXHIBIT F
LAWSUITS

NONE

EXHIBIT F-1

EXHIBIT G
LIST OF TENANT LEASE DOCUMENTS

1.	Office Lease, dated August 4, 2000, executed by Shook, Hardy & Bacon L.L.P. (“Shook”), as Lessee and Crown Center Redevelopment Corporation (“CCRC”), as Lessor.

2.	Amendment, dated October 30, 2000, executed by Shook and CCRC.

3.	Second Amendment, dated December 10, 2000, executed by Shook and CCRC.

4.	Third Amendment, dated September 24, 2002, executed by Shook and CCRC.

5.	Fourth Amendment, dated January 23, 2003, executed by Shook and CCRC.

6.	Fifth Amendment, dated February 29, 2008, executed by Shook and CCRC.

7.	Sixth Amendment, dated January 29, 2014, executed by Shook and Seller.

8.	Seventh Amendment, dated March 27, 2014, executed by Shook and Seller.

9.	Eighth Amendment, dated December 31, 2014, executed by Shook and Seller.
LIST OF BREAKTIME LEASE DOCUMENTS

1.	Office Lease, dated September 18, 2003, executed by Ki Tae Yu and In Soon Yu (“Yu”), as Lessee and CCRC, as Lessor.
2.    First Amendment to Lease, dated November 21, 2008, executed by Yu and Seller.
3.    Second Amendment to Lease, dated November 25, 2013, executed by Yu and Seller.

EXHIBIT G-1

EXHIBIT H
LEASING COSTS
None.

EXHIBIT H-1

EXHIBIT I
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
Hines REIT 2555 Grand LLC, Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ___________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby sells, transfers, conveys and assigns to Purchaser all of Seller’s right, title and interest in the following described property:
(a)    all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in the improvements (the “Improvements”) located on the real property described on Exhibit A attached hereto (the “Real Property”) and used exclusively in connection with the ownership or operation of the Improvements (the “Personal Property”), specifically excluding (i) items of personal property owned by tenants (each a “Tenant”) of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager or any contractor of Seller, (iv) any equipment or fixtures owned by the parties (other than Seller) to the Property Agreements, as defined in the Purchase Agreement, (v) the personal property listed in Exhibit  B attached hereto, and (vi) the “Wall Drawing #1118” by Sol LeWitt located in the lobby of the Improvements;
(b)    all service agreements, maintenance contracts, construction contracts, equipment leasing agreements, warranties, guaranties, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, the Improvements or the Personal Property as listed on Exhibit C attached hereto, and together with all renewals, supplements, and modifications thereof (the “Service Contracts”);
(c)    as lessor, under the written lease and all amendments, modifications and supplements thereto (“Tenant Leases”) with the tenants set forth on Exhibit D attached hereto;
(d)    all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted in connection with the Real Property and the Improvements, together with all renewals and modifications thereof, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”); and
(e)    all assignable trade names, trademarks, logos, service marks and other intellectual property (in each case, if any) owned by Seller and utilized by Seller solely in connection with the ownership, leasing or operation of the Real Property and Improvements (other than the names or variations thereof of Seller, its affiliates, the property manager and tenants), to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Intangible Personal Property”).
The Personal Property, Service Contracts, Tenant Leases, Licenses and Permits, and Intangible Personal Property are hereinafter collectively referred to as the “Property.”

EXHIBIT I-1

Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND ______________ DATED _____________, 2015, REGARDING THE PROPERTY (the “Purchase Agreement”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW. SELLER’S LIABILITY HEREUNDER IS LIMITED AS PROVIDED IN THE PURCHASE AGREEMENT.
Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Service Contracts, Licenses and Permits, Tenant Leases, and Intangible Personal Property assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof and (ii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and Improvements for which Purchaser is responsible under the Purchase Agreement.
Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from Seller’s failure to perform its obligations under the Service Contracts and Tenant Leases to the extent related to periods prior to the date hereof; provided in no event shall the foregoing indemnity apply to matters affecting the condition of the Property that Purchaser has expressly waived or agreed to accept “as-is” under the Purchase Agreement.

Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from Purchaser’s failure to perform its obligations under the Service Contracts and Tenant Leases to the extent related to periods from and after the date hereof.

To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

EXHIBIT I-2

Notwithstanding the foregoing, Seller’s liability hereunder is limited as provided in the Purchase Agreement.

EXHIBIT I-3

EXECUTED as of the ______ day of _______________, 2015.

SELLER:
HINES REIT 2555 GRAND LLC,
a Delaware limited liability company

By:

Name:

Title:

PURCHASER:
,

a

By:

Name:

Title:

EXHIBIT I-4

EXHIBIT J
SPECIAL WARRANTY DEED
[Attached]

(Space above reserved for Recorder of Deeds certification)

Title of Document:     Missouri Special Warranty Deed
Date of Document:     ____________, 2015

Grantor(s):	______________________, a _____________________

Grantee(s):     _________________, a _______________________

Grantee(s) Mailing Address: _______________________
Legal Description: See Exhibit A attached hereto.

Reference Book and Pages (s): N/A

(If there is not sufficient space on this page for the information required, state the page reference where it is contained within the document.)

MISSOURI SPECIAL WARRANTY DEED

THIS INDENTURE, made as of ___________, 2015, is between ________________________, a ______________________ (“Grantor”), and _____________________, a ______________________, with a mailing address of _________________________________ (“Grantee”).

WITNESSETH, that Grantor, for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, does by these presents SELL, CONVEY and GRANT unto Grantee and its heirs and assigns, the parcel of land lying, being and situated in _____________ County, Missouri, more particularly described on Exhibit A attached hereto, together with all buildings and other improvements located thereon (collectively, the “Premises”),

SUBJECT TO (a) all matters which would be disclosed by a current, accurate survey and inspection of the Premises, (b) building codes, set back restrictions, zoning regulation and ordinances, and other governmental regulations on the use of the Premises, (c) the lien of taxes and assessments not yet due and payable, (d) the rights of the public in and to parts thereof in streets, roads or alleys, and (e) all easements, encumbrances and matters of record listed on Exhibit B attached hereto.

TO HAVE AND TO HOLD the Premises, with all and singular the rights, privileges, appurtenances, and immunities belonging thereto or in anyway appertaining unto Grantee and its heirs and assigns forever. Grantor, for Grantor and Grantor’s successors, hereby covenants that: Grantor is lawfully seized of an indefeasible estate in fee of the premises herein conveyed; Grantor has good right to convey the same; the Premises are free and clear of any encumbrances done or suffered by Grantor, except as may be described above; and Grantor will Warrant and Defend the title to the Premises unto Grantee and its heirs and assigns forever, against the lawful claims and demands of all persons claiming any right, interest or title through Grantor, except as may be described above, but against no other claims.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Grantor has set its hand on the date first written above.
________________________________________,
a ____________________________

By:
Name:
Title:

STATE OF _______________)
) SS.
COUNTY OF _______________)

I, _________________________________, a Notary Public in and for said County in the State aforesaid, DO HEREBY CERTIFY THAT ____________________, the ______________ of_____________________, a ______________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ____________________ of said ____________, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of said _______________ for the uses and purposes therein set forth.

Given under my hand and notarial seal this ___ day of ___________, 2015.

My Commission Expires:
Notary Public

When Recorded Return to:
______________________________
______________________________
______________________________
______________________________
______________________________

EXHIBIT J-1

EXHIBIT A

Description of the Premises

EXHIBIT J-2

EXHIBIT B

Permitted Exceptions

EXHIBIT J-3

EXHIBIT K

NON-FOREIGN ENTITY CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HINES REIT 2555 GRAND LLC, a Delaware limited liability company (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is _______________; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership

Houston, Texas __________

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

EXHIBIT K-1

TRANSFEROR:

HINES REIT 2555 GRAND LLC,
a Delaware limited liability company

By:

Name:

Title:

EXHIBIT K-2

EXHIBIT L
ASSIGNMENT AND ASSUMPTION OF PROPERTY AGREEMENTS
HINES REIT 2555 GRAND LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by __________________, a _______________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby assigns to Purchaser all of Seller’s right, title and interest, as lessee, under the agreements described on Exhibit A attached hereto and made a part hereof for all purposes (the “Property Agreements”).
Purchaser accepts the foregoing assignment and assumes and agrees to be bound by and to perform and observe all of the obligations and covenants of Seller under the Property Agreements first accruing from and after the date hereof.

Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from Seller’s failure to perform its obligations under the Property Agreements to the extent related to periods prior to the date hereof; provided in no event shall the foregoing indemnity apply to matters affecting the condition of the Property that Purchaser has expressly waived or agreed to accept “as-is” under the Purchase Agreement (defined below).

Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from Purchaser’s failure to perform its obligations under the Property Agreements to the extent related to periods from and after the date hereof.

To facilitate execution of this assignment, this assignment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this assignment, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
Notwithstanding the foregoing, Seller’s liability hereunder is limited as provided in the Agreement of Sale and Purchase between Seller and Grand Boulevard Acquisition LLC dated June __, 2015 (the “Purchase Agreement”).
[Signatures on following page.]

EXHIBIT L-1

EXECUTED as of the ______ day of _______________, 2015.
SELLER:

HINES REIT 2555 GRAND LLC,
a Delaware limited liability company

By:

Name:

Title:
PURCHASER:

By:
Name:
Title:

[ADD ACKNOWLEDGEMENTS]

EXHIBIT L-2

EXHIBIT M
FORM OF OWNER’S AFFIDAVIT

OWNER’S CERTIFICATE
File No.:
Hines REIT 2555 Grand LLC, a Delaware limited liability company (the “Owner”) hereby certifies as follows, all to its actual knowledge as of the date of its execution of this Certificate as set forth below:

1)
That no improvements have been erected upon the property described in Commitment No. ______________ and legally described on Exhibit A attached hereto, within twelve months next preceding the date hereof, and no alterations or repairs have been made to any heretofore existing improvements on said real estate within said twelve month period by or for them for which all bills for labor and material have not been paid in full.

2)
That there are no unrecorded tenancies, leases or other occupancies on the property other than those set forth below and that no referenced occupancy agreements contain options to purchase or rights of first refusal except as noted below:

Lease dated August 4, 2000, by and between Owner, as landlord, and Shook, Hardy & Bacon L.L.P., as tenant, as amended
Lease dated September 8, 2003, by and between Owner, as landlord, and Ki Tae Yu and In Soon Yu, as tenants.

3)
That there are no unrecorded easements or claims of easement affecting the property; no encroachments affecting a setback or boundary line on the property except as shown on the survey prepared in connection with this transaction; and, no contracts, options or rights to purchase the property other than in the transaction for which this Certificate is given.

4)
That there are no unrecorded judgments, liens or mortgages against Owner’s interest in the property and that no defects, liens, encumbrances or adverse claims on title to the property have been created by Owner or otherwise come to the attention of Owner subsequent to the effective date of the aforesaid title commitment, other than as may be shown on the title commitment.

5)
That no proceeding in bankruptcy has ever been instituted by or against the Owner (and if a partnership, against the general partner(s) thereof), nor has the Owner ever made an assignment for the benefit of creditors.

6)
That there is no action or proceeding relating to the property in any State or Federal Court in the United States nor any State or Federal Judgment or any Federal Lien of any kind or nature whatever which now constitutes a lien or charge upon the property.

EXHIBIT M-1

7)
That there are no special tax assessments against the property other than set forth in the aforesaid commitment, and that the undersigned is not aware of any pending or recent public improvements which would give rise to any such assessment.

This Certificate is given to induce First American Title Insurance Company to issue its policies of title insurance including endorsements knowing full well that it will be relying upon the accuracy of the same.
HINES REIT 2555 GRAND LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT M-2